                                                                  Exhibit 11
                                                                      to
                                                              Form 10-K for 1993

                              CINCINNATI BELL INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
      (Dollars in thousands, except per share amounts; shares in thousands)


                                                      1993      1992      1991
                                                    --------   -------  -------
Income (loss) before extraordinary charges . . . .  $(56,795)  $38,937  $42,710
Extraordinary charges, net of income
  tax benefit. . . . . . . . . . . . . . . . . . .        --    (3,690)      --
                                                    --------   -------  -------
Net income (loss). . . . . . . . . . . . . . . . .  $(56,795)  $35,247  $42,710
Preferred dividend requirements. . . . . . . . . .     2,248     4,350    4,350
                                                    --------   -------  -------
Income (loss) applicable to common shares. . . . .  $(59,043)  $30,897  $38,360
                                                    --------   -------  -------
                                                    --------   -------  -------
Weighted average number of common
  shares outstanding . . . . . . . . . . . . . . .    63,296    61,914   61,334

Common share conversions applicable to
  common share options . . . . . . . . . . . . . .        74        41      108
                                                    --------   -------  -------

Total number of shares for computing
  primary earnings (loss) per share. . . . . . . .    63,370    61,955   61,442

Average contingent issues of common shares
  from convertible preferred shares. . . . . . . .     1,531     3,158    3,158
                                                    --------   -------  -------

Total number of shares for computing
  fully diluted earnings (loss) per share. . . . .    64,901    65,113   64,600
                                                    --------   -------  -------
                                                    --------   -------  -------


Earnings (Loss) per Common Share

  As Reported
    Income (loss) before extraordinary charges      $   (.93)   $  .56   $  .63
    Extraordinary charges. . . . . . . . . . . . .        --      (.06)      --
                                                    --------   -------  -------

    Net income (loss). . . . . . . . . . . . . . .  $   (.93)  $   .50  $   .63
                                                    --------   -------  -------
                                                    --------   -------  -------
  Primary
    Income (loss) before extraordinary charges . .  $   (.93)  $   .56  $   .62
    Extraordinary charges. . . . . . . . . . . . .        --      (.06)      --
                                                    --------   -------  -------

    Net income (loss). . . . . . . . . . . . . . .  $   (.93)  $   .50  $   .62
                                                    --------   -------  -------
                                                    --------   -------  -------
  Fully Diluted
    Income (loss) before extraordinary charges . .  $   (.88)  $   .60  $   .66
    Extraordinary charges. . . . . . . . . . . . .        --      (.06)      --
                                                    --------   -------  -------
    Net income (loss). . . . . . . . . . . . . . .  $   (.88)  $   .54  $   .66
                                                    --------   -------  -------
                                                    --------   -------  -------


Earnings (loss) per share amounts for the years ended December 31, 1993, 1992 and 1991 as reported in the Consolidated Statements of Income are based on the weighted average number of common shares outstanding for the respective periods. Primary and fully diluted earnings (loss) per share amounts are not shown in the Consolidated Statements of Income as they differ from the reported earnings
(loss) per share amounts by less than three percent or are antidilutive.